Exhibit 4.4.1

Schedule of Holders of

Warrants to Purchase Common Stock

Holder	Number of Shares	Exercise Price	Expiration Date
Scott Katzmann	5,326	$11.25	12/19/2022
Harris Lydon	5,326	$11.25	12/19/2022
William B. Buchanan, Jr.	5,326	$11.25	12/19/2022
Graham Powis	841	$11.25	12/19/2022
Andrew Daniels	161	$11.25	12/19/2022
Michael Fontaine	161	$11.25	12/19/2022
John J. Slaughter	321	$11.25	12/19/2022
Dexter Pearson	961	$11.25	12/19/2022
Andrew Miles	161	$11.25	12/19/2022
Joseph Ruggiero	321	$11.25	12/19/2022

THE WARRANT REPRESENTED HEREBY AND THE COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR THE COMMON STOCK NOR ANY INTEREST THEREIN MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH SECURITIES ACT AND SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER. THE COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT IS SUBJECT TO THE PROVISIONS OF A THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 18, 2017, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.

Date of Issuance of Original Warrant: December 19, 2017

Date of Issuance of the Prior Warrant: February 13, 2018

Date of Issuance of this Warrant: November 5, 2018

AMENDED AND RESTATED COMMON STOCK WARRANT

CENTREXION THERAPEUTICS CORPORATION

This warrant (this “Warrant”) amends and restates that certain Common Stock Warrant, dated February 13, 2018 (the “Prior Warrant”), issued by the Company to the Holder (each as defined below) in accordance with Section 8 of the Prior Warrant. The Prior Warrant was issued in respect of a transfer of a warrant of like tenor that was originally issued to Brookline Capital Markets on December 19, 2017 (the “Original Warrant”). The Original Warrant was issued pursuant to that certain Placement Agency Agreement, dated March 17, 2017, by and between Brookline Capital Markets and the Company. This Warrant replaces the Prior Warrant, the Original Warrant and any other warrant provided to the Holder in respect of the Original Warrant, and neither the Original Warrant nor the Prior Warrant nor any such other warrant shall have any further force or effect.

THIS IS TO CERTIFY THAT for value received,                      (the “Holder”) is entitled, subject to the terms and conditions set forth below, to purchase from Centrexion Therapeutics Corporation, a Delaware corporation (the “Company”),                  (                ) shares (the “Warrant Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”), at a price per share equal to $11.25 (the “Exercise Price”). For the avoidance of doubt, the reverse stock split of the Common Stock effected on November 2, 2018 has been reflected in the number of Warrant Shares and the Exercise Price contained in this Warrant.

1. Manner of Exercise; Expiration Date.

(a) This Warrant shall be exercisable in accordance with this Section 1 and Section 2 below from and after the date hereof until 5:00 p.m., New York time on December 19, 2022 (the “Exercise Period”). The Holder may from time to time during the Exercise Period on any business day exercise this Warrant, for all or any part of the Warrant Shares purchasable at such time hereunder, by delivering to the Company at its principal office (i) a written notice of the Holder’s election to exercise this Warrant (an “Exercise Notice”), which Exercise Notice shall be irrevocable and shall specify the number of Warrant Shares to be purchased, (ii) payment of the aggregate Exercise Price for the applicable number of Warrant Shares to be purchased by check or wire transfer of immediately available funds to an account then specified by the Company and (iii) this Warrant (the date on which the foregoing items are delivered to the Company being hereinafter referred to as the “Exercise Date”). Such Exercise Notice shall be in the form of Annex A hereto, duly executed by the Holder or its duly authorized agent.

(b) Upon receipt of the items specified in Section 1(a), the Company shall execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full Warrant Shares issuable upon such exercise. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date.

(c) If this Warrant is exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued, deliver to the Holder a new warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant. Such new warrant shall in all other respects be identical to this Warrant.

(d) The Company shall pay any and all issue and other taxes (other than income taxes) that may be payable in respect of the issuance of this Warrant or any issuance or delivery of Warrant Shares on exercise of this Warrant; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder of record of this Warrant in connection with any such exercise.

(e) The Company shall at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of capital stock as shall from time to time be sufficient to effect such exercise of this Warrant for the maximum number of shares of such class or series of capital stock issuable upon exercise of this Warrant; and if at any time the number of authorized but unissued shares of such capital stock shall not be sufficient to effect such exercise of this Warrant for the maximum number of shares of such capital stock then issuable upon exercise hereunder, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of such capital stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Company’s Certificate of Incorporation (as amended from time to time). The Company will not at any time close its stock transfer books in a manner which prevents the timely exercise of this Warrant.

(f) If the Holder has not exercised this Warrant prior to the closing of a Corporate Transaction (as defined below) or in connection with a Corporate Transaction as provided in Section 12, this Warrant shall automatically be deemed to be exercised in full in the manner set forth in Section 2, without any further action on behalf of the Holder, immediately prior to the closing of a Corporate Transaction. In such case, if the fair market value of one share of Common Stock is equal to or less than the Exercise Price (at the date of calculation as set forth in Section 2), this Warrant will be deemed to be terminated without any further payment. “Corporate Transaction” shall mean (A) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets, (B) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity), (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Company (or the surviving or acquiring entity), (D) an Initial Public Offering (as defined below) of the Company or (E) a liquidation, dissolution or winding up of the Company; provided, however, that a transaction shall not constitute a Corporate Transaction if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction. Notwithstanding the prior sentence, the sale of shares of the Company’s preferred stock in a bona fide financing transaction shall not be deemed a “Corporate Transaction.

2. Net Exercise Issue. Notwithstanding any provision herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)

A

Where	X = the number of Warrant Shares to be issued to the Holder

Y = the number of Warrant Shares with respect to which this Warrant is being exercised

A = the fair market value of one share of Common Stock (at the date of such calculation)

B = Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Common Stock shall be equal to $1.80, or, if the Company has consummated any other financing in which the Company issues capital stock of the Company in exchange for cash, the price per share of such capital stock (on an as-converted basis to Common Stock) sold in the latest financing. Notwithstanding anything herein to the contrary, if this Warrant is being exercised pursuant to Section 1(f) above in the manner set forth in this Section 2 in connection with a Corporate Transaction that is a bona fide firm commitment underwritten public offering pursuant to a registration statement on Form S-1 (or a successor form) under the Securities Act (an “Initial Public Offering”), then the fair market value of one share of Common Stock shall be equal to the public offering price per share of Common Stock in such Initial Public Offering.

3. Adjustment of Exercise Price and Number of Conversion Shares.

(a) Adjustments for Stock Dividends, Splits, etc. If the Company declares or pays a dividend on the outstanding shares of the Common Stock or other securities, then upon exercise of this Warrant, for each Warrant Share acquired, the Holder shall receive, without cost to the Holder, the total number and kind of securities to which the Holder would have been entitled had the Holder owned the Warrant Shares of record as of the date the dividend occurred. If the Company subdivides the outstanding shares of Common Stock by reclassification or otherwise into a greater number of shares, the number of Warrant Shares purchasable hereunder shall be proportionately increased and the Exercise Price shall be proportionately decreased. If the outstanding shares of Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, change in the capital stock of the Company, or consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property, then, as a condition of such reclassification, reorganization, change or consolidation or merger, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization, change or consolidation or merger by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, reorganization, change or consolidation or merger. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Warrant Share payable hereunder, provided the aggregate Exercise Price shall remain the same.

4. Fractional Shares. No fractional Warrant Shares shall be issuable upon exercise or conversion of the Warrant and the number of Warrant Shares to be issued shall be rounded down to the nearest whole Warrant Share.

5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

6. Negotiability, etc. This Warrant is issued upon the following terms, all of which the Holder hereof by the taking hereof consents and agrees:

(a) The Holder shall not be entitled to pledge, mortgage, transfer, endorse or otherwise convey this Warrant (a “Transfer”), in whole or in part, without with the prior written consent of the Company, other than to Affiliates (as defined below). To the extent permitted by the preceding sentence, the Holder and its direct and indirect transferees may Transfer all or any portion of this Warrant by surrendering this Warrant to the Company together with a completed assignment in the form attached hereto as Annex B. Upon such surrender, the Company shall deliver a new Warrant or Warrants to the person or persons entitled thereto and, if applicable, shall deliver to the Holder a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares subject to purchase hereunder. The term “Holder” as used herein shall include any transferee to whom this Warrant has been Transferred in accordance with this Section 6. The term “Affiliate” as used herein means, with respect to any Holder, any other person or entity who, directly or indirectly, controls, is controlled by, or is under common control with such Holder, including without limitation any general partner, managing member, limited partner, officer or director of such Holder or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Holder.

(b) The Holder shall not be entitled to vote or to receive dividends or to be deemed the Holder of capital stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until the Holder shall have exercised this Warrant and been issued shares of capital stock in accordance with the provisions hereof.

(c) Neither this Warrant nor any shares of capital stock or other securities purchased pursuant to this Warrant have been registered under the Securities Act and applicable state securities laws. Therefore, the transfer or exchange of this Warrant or such shares may be made only in a transaction permitted under the Securities Act and applicable state securities laws or pursuant to an exemption therefrom. Prior to registration, the certificates evidencing the Warrant Shares or other securities issued on the exercise of this Warrant shall bear a legend to the effect that the shares evidenced by such certificates have not been registered under the Securities Act and applicable state securities laws.

(d) Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

7. Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be sent by electronic transmission or overnight courier or shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company. All such notices and communications shall, when mailed, be effective when deposited in the mails and, when sent by electronic transmission or overnight courier, delivered, be effective when received.

8. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

9. Governing Law. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware without regard to the laws that might be applied under any conflict of laws principles.

10. Headings. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

11. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

12. Assumption of Warrant. Subject to Section 1(f), if at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be a Corporate Transaction, then, as a part of such transaction, the Company shall provide notice to the Holder prior to the closing of such Corporate Transaction and lawful provision shall be made so that the Holder shall be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from the Corporate Transaction which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such Corporate Transaction if this Warrant had been exercised immediately before such Corporate Transaction, all subject to adjustment as provided in Section 3. If the Holder does not exercise this Warrant pursuant to this Section 12 prior to the closing of a Corporate Transaction, then Section 1(f) shall apply.

[END OF TEXT. SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer as of the date first written above.

CENTREXION THERAPEUTICS CORPORATION

By:
Name:
Title:

ACCEPTED AND AGREED:

Name:

Annex A

Form of Exercise Notice

(To be executed if the Holder desires to exercise the Warrants evidenced by this Warrant Certificate).

TO CENTREXION THERAPEUTICS CORPORATION

❑

The undersigned hereby (1) irrevocably elects to exercise                      Warrant Shares represented by this Warrant to purchase                          shares of Common Stock issuable upon the exercise of such Warrant, (2) makes payment in full of the aggregate Exercise Price for such Warrants by enclosure of a certified or bank cashier’s check therefor, upon condition that a new Warrant be issued for the balance of the Warrant Shares remaining, if any, and (3) requests that a certificate for the shares of Common Stock purchased hereunder be issued in the name of and delivered to:

(Please print name and address)

❑	The undersigned hereby elects to convert percent ( %) of the value of the Warrant pursuant to the provisions of Section 2 of the Warrant.

If such number of Warrant Shares not be all of the Warrant Shares evidenced by this Warrant Certificate, a new Warrant for the balance remaining of such Warrant Shares shall be registered in the name of and delivered to:

(Please print name and address)

Dated:

Signature:

Annex B

Form of Assignment

(To be executed by the registered Holder if such Holder desires to transfer the attached Warrant.)

FOR VALUE RECEIVED,                                          hereby sells, assigns, and transfers unto                                          a Warrant to purchase                      shares of Common Stock, par value $0.001 per share, of Centrexion Therapeutics Corporation, a Delaware corporation (the “Company”), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint                      attorney to transfer such Warrant on the books of the Company, with full power of substitution.

The undersigned represents, unless the sale of this Warrant has been registered under the Securities Act of 1933, as amended (the “Securities Act”), that the undersigned is acquiring such Warrant for its own account for investment and not with a view to or for sale in connection with any distribution thereof (except for any resale pursuant to a Registration Statement under the Securities Act).

Dated:

Signature: